Columbia High Yield Opportunity Fund
Columbia Strategic Income Fund (Funds)

77B Accountant's Report on Internal Control
[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862

                   Report of Independent Registered Public Accounting Firm

To the Trustees and the Shareholders of
Columbia Funds Trust I

In planning and performing our audit of the financial statements of Columbia High Yield Opportunity Fund and Columbia Strategic Income Fund (the "Funds") (each a series of Columbia Funds Trust I) for the year ended May 31, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.


Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of May 31, 2004.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
July 19, 2004




Columbia Strategic Income Fund (Fund)

77D Policies with respect to security investments

The following sentence was added to the section "Other Investment Polices" in the Fund's Statement of Additional Information:


So long as shares of the Fund are being offered for sale in Japan, the Strategic Income Fund will not invest in any kind of equity securities or make any equity investments.

Columbia High Yield Opportunity Fund
Columbia Strategic Income Fund (Funds)

77E  Legal Proceedings

Various civil individual, class and derivative actions have been filed in regard to these market timing allegations. As of August, 2004, we have received the following complaints, all of which ICI Mutual has received notice:

(1) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant
         United States District Court
         District of Massachusetts
         Case # 04 10534 PBS
         Complaint Allegation:  Market Timing

(2) David Armetta derivatively on behalf of the Columbia Common Stock Fund, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Charles R. Nelson, John J. Neuhauser, Patrick J. Simpson,
         Thomas E. Stitzel, Thomas C. Theobald, Anne-Lee Verville, Richard L. Woolworth, William E. Mayer, Joseph R. Palombo and John Does 1-100, Defendants, and Columbia Commo Stock Fund, nominal defendant

         United States District Court
         District of Massachusetts
         Case # 04 10555 MLW
         Complaint Allegation: Market Timing

(3) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin,
         John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation,
         Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

         United States District Court
         District of Massachusetts
         Case # 04-10567MEL
         Complaint Allegation: Market Timing

(4) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

         United States District Court
         District of Massachusetts
         Case # 04-10315-PBS
         Complaint Allegation: Market Timing

(5) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

         United States District Court
         District of Massachusetts
         Case # 04-10355PBS

(6) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

         United States District Court
         Southern District of New York
         Case # 04 CV 1576

Complaint Allegation:  Market Timing

(7) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

         United States District Court
         District of Massachusetts
         Case # 04-10408HEL

Complaint Allegation:  Market Timing

(8) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

         United States District Court
         District of Massachusetts
         Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(9) Harold Beardsley, et al on behalf of Columbia Disciplined Value Fund (the "Columbia Funds") v. FleetBoston Financial Corporation, et al

         United States District Court
         District of Massachusetts
         Case # 04 10978 PBS